Exhibit 10.15

TRANSACTION ADVISORY SERVICES AGREEMENT

THIS TRANSACTION ADVISORY SERVICES AGREEMENT (this “Agreement”) is made as of March 1, 2023 (the “Effective Date”), by and between SANARA MEDTECH INC., a Texas corporation (the “Company”), and THE CATALYST GROUP, INC., a Texas corporation (“TCG”).

WHEREAS, Catalyst Rochal, LLC (“CR”) is an affiliated entity of TCG, and CR owns shares of common stock in the Company; and

WHEREAS, the Company desires to retain and avail itself of the Services (as defined below) to be provided by TCG, and TCG desires to perform such Services for the Company on behalf of CR.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Appointment. The Company hereby retains TCG to provide the Services for the Company in accordance with the terms of this Agreement.

2. Services; Disclaimer of Warranties.

(a) TCG, by and through its directors, officers, employees and affiliates that are not simultaneously serving as directors, officers or employees of the Company (collectively, the “Covered Persons”), agrees to perform, or cause to be performed, the services of transaction advisory, business and organizational strategy, finance, marketing, operational and strategic planning, relationship access and corporate development for the Company in connection with any merger, acquisition, recapitalization, divestiture, financing, refinancing, or other similar transaction in which the Company may be, or may consider becoming, involved, and such additional services as mutually agreed upon in writing by and between TCG and the Company. All services and assistance rendered by the Covered Persons pursuant to this Section 2 shall be collectively referred to as the “Services”.

(b) Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of “Services”:

(i) accounting services rendered to the Company or TCG by an independent accounting firm or accountant who is not a Covered Person;

(ii) legal services rendered to the Company or TCG by an independent law firm or attorney who is not a Covered Person; and

(iii) actuarial services rendered to the Company or TCG by an independent actuarial firm or actuary who is not a Covered Person.

(c) TCG warrants that the Services will be provided in a professional manner consistent with sound business practices. Except as expressly set forth herein, the Covered Persons disclaim all warranties, conditions, or representations (express or implied, oral or written) with respect to any Services rendered by the Covered Persons hereunder or under a separate agreement or understanding (or on such person’s behalf), and with respect to the quality of the performance of the foregoing. Each of the Covered Persons makes no warranty, condition or representation concerning the likelihood of profitable business and/or of any business results using the Services rendered by it (or on such Covered Person’s behalf). TCG and the Company acknowledge the affiliations and interests of the owners and controlling persons of TCG with and in the Company.

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3. Fees and Expenses. Within thirty (30) days of the Company’s receipt of an undisputed written request by TCG, the Company shall reimburse TCG for (i) compensation actually paid by TCG to any of the Covered Persons at a rate no more than a rate consistent with industry practice for the performance of services similar to the Services, as documented in reasonably sufficient detail, and (ii) all reasonable out-of-pocket costs and expenses payable to unaffiliated third parties, as documented in customary expense reports, as each of (i) and (ii) is incurred in connection with the Services rendered hereunder. For the avoidance of doubt, TCG shall not be entitled to reimbursement for overhead. The Parties understand and agree that all payments and reimbursements made pursuant to this Agreement shall be expressly contingent upon prior approval by the Audit Committee of the Company’s Board of Directors in accordance with the Company’s Related Party Transactions Policy.

4. Independent Contractor. TCG and the Company agree that the Covered Persons shall perform all Services as independent contractors, and that TCG retains control over and responsibility for its own operations and employees. Nothing in this Agreement shall be deemed to constitute the parties hereto as joint venturers, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee or principal-agent relationship between the Company and TCG or any of its directors, officers or employees, on the other hand (notwithstanding the fact that the Company and TCG may have in common any officers, equityholders, directors, employees or other personnel). TCG shall be solely responsible for the compensation of, and tax withholding obligations in respect of, the Covered Persons.

5. Directors and Officers. Nothing in this Agreement shall be construed to relieve the directors or officers of the Company from the performance of their respective duties or limit the exercise of their powers in accordance with the Company’s certificate of formation, bylaws, other constituent documents, applicable law or otherwise. The activities of the Company shall at all times be subject to the control and direction of its directors, equityholders and officers, as the case may be. The Company reserves the right to make all decisions with regard to any matter upon which TCG has rendered its advice and consultation. The Company and TCG expressly acknowledge and agree that TCG is being engaged by the Company to provide the Services to the Company, for which TCG will be compensated pursuant to the terms of this Agreement. By virtue of this Agreement, TCG shall not, and shall have no authority to, control the Company or the Company’s day-to-day operations by virtue of this Agreement. The Company’s directors, officers and employees shall retain all responsibility for the Company and its operations as and to the extent required by the Company’s certificate of formation, bylaws, other constituent documents, and applicable law.

6. Term; Termination. The term of this Agreement shall begin on the Effective Date and continue until the earliest to occur of the following: (i) the Company’s receipt of written notice from TCG of TCG’s election to terminate this Agreement, which termination date shall be at least ninety (90) days from the date of such notice, or (ii) TCG’s receipt of written notice from the Company of the Company’s election to terminate this Agreement, which termination date shall be at least ninety (90) days from the date of such notice. In addition, the Company shall have the right to terminate this Agreement at any time upon the occurrence of any one or more of the following events: (v) the consummation of one or more transactions that result in a change of control of the Company, including through a merger, consolidation, acquisition, business combination, sale of substantially all of the assets of the Company or similar transaction; (w) the sale, in one or more transactions, of TGC’s and its affiliates’ combined equity position in the Company; (x) the Company reasonably believes that any Covered Person (as defined below) has engaged in fraud, misappropriation of funds, or embezzlement related to the Company; (y) any Covered Person is convicted of a felony; or (z) any material failure by TCG to perform its obligations under this Agreement, which such material failure continues for a period of ten (10) days after the delivery of written notice to TCG of such failure.

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7. Several Liability; Indemnification.

(a) Several Liability. Each party shall be severally (and not jointly) liable for any and all third-party demands, claims, causes of action, fines, penalties, damages (including without limitation consequential, incidental, punitive and other special damages), liabilities, judgments, and expenses, including without limitation reasonable attorneys’ fees incurred in connection with or arising from any Services (collectively, “Damages”). Specifically, (i) TCG shall be solely responsible for any Damages resulting solely from the actions or omissions of TCG, the Covered Persons, and TCG’s agents, contractors and consultants; (ii) the Company shall be solely responsible for any Damages resulting solely from the actions or omissions of itself and its directors, officers, employees, agents, contractors and consultants; (iii) each party shall be responsible for its proportionate liability of all Damages caused in part by such party; and (iv) the parties shall each be responsible for their proportionate liability of all Damages which are not caused by the actions or omissions of any of the parties.

(b) Indemnification. Each party shall indemnify, defend and hold harmless the other party and such other party’s directors, managers, members, shareholders, officers, employees, consultants, agents, representatives, contractors and subcontractors (collectively, the “Indemnitees” and each, individually, an “Indemnitee”), from any and all Damages incurred by an Indemnitee by reason of or in any way arising out of or related to actions or omissions of the indemnifying Party pursuant to this Agreement.

8. Representations and Warranties.

(a) The Company represents and warrants to TCG that: (i) the Company has taken all action necessary to permit it to execute and deliver this Agreement and to carry out the terms hereof, (ii) this Agreement, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and (iii) the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any third party or governmental authority in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such order, consent, approval, authorization, declaration or filing as which has been obtained or made.

(b) TCG represents and warrants to the Company that: (i) TCG has taken all action necessary to permit it to execute and deliver this Agreement and to carry out the terms hereof, (ii) this Agreement, when duly executed and delivered by TCG, will constitute a valid and binding obligation of TCG, enforceable against TCG in accordance with its terms and (iii) TCG is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any third party or governmental authority in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such order, consent, approval, authorization, declaration or filing as which has been obtained or made.

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9. Confidentiality; Material Non-Public Information.

(a) Confidentiality. The Company may provide, and TCG may receive and have access to, new and developing Confidential Information (as defined below) during the term of this Agreement. TCG shall not, during the term of this Agreement or thereafter, disclose directly or indirectly, to any person or entity, any Confidential Information acquired by TCG during the course of or as an incident to the Services. For purposes hereof, “Confidential Information” is non-public, confidential or proprietary information about the Company’s business affairs, financial condition or performance (including any forecasts), operations, goods and services, intellectual property, legal proceedings, third party information, and other sensitive information, including the existence and terms of this Agreement, whether orally or in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as “confidential.” “Confidential Information” does not include information that at the time of disclosure and as established by documentary evidence is (i) in the public domain, (ii) known to the receiving party at the time of disclosure, (iii) rightfully obtained on a non-confidential basis from a third party, or (iv) independently developed without reference to or use of, in whole or in party, any of the Confidential Information. If TCG is required by law or requested by a governmental authority to disclose any Confidential Information, TCG shall give the Company prompt written notice of such request and the documents requested thereby so that the Company may seek an appropriate protective order. If in the absence of a protective order, TCG is nonetheless compelled to disclose Confidential Information, TCG may disclose such information pursuant to such law or governmental authority, provided that TCG must give the Company prior written notice of the information to be disclosed (including copies of the relevant portions of the relevant documents) as far in advance of its disclosure as is practicable, use all reasonable efforts to limit any such disclosure to the precise terms of such requirement and use all reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information. All Confidential Information shall be the exclusive property of the Company, and TCG shall use its commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination or expiration of this Agreement or upon the request of the Company, all documents, records, reports, writings and other similar documents containing Confidential Information, including written or electronic copies thereof, then in TCG’s possession or control shall be immediately returned to the Company.

(b) Material Non-Public Information. TCG hereby acknowledges it is aware that the U.S. securities laws prohibit any person in possession of material non-public information (“MNPI”) from purchasing or selling securities of any issuer or company that is the subject of such MNPI. TCG understands and agrees that if and to the extent any Confidential Information constitutes or may constitute (or otherwise may be deemed to be) MNPI, TCG may not purchase or sell or otherwise transact in, or advise, recommend or influence any other party to purchase or sell or transact in, the securities of any issuer or company (including without limitation the Company) if and for as long as such Confidential Information is or may be deemed to be MNPI. With respect to any Confidential Information disclosed or made available to TCG in connection with the Services, TCG shall not trade or transact in any securities of any issuer or company (including without limitation the Company) on the basis of such Confidential Information without the prior written consent of the Company.

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10. Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

If to the Company:

1200 Summit Ave, Suite 414

Fort Worth, Texas 76102

Attention: Michael D. McNeil

Telephone: (817) 529-2300

E-mail: mmcneil@sanaramedtech.com

If to TCG:

7500 Rialto Blvd

Building 2, Suite 220

Austin, TX 77035

Attention: Brad Gurasich

Telephone: (512) 320-8600

E-mail: bradgurasich@tcgfunds.com

11. Miscellaneous.

(a) Survival. All obligations with respect to indemnification, liability, representations and warranties, confidentiality and MNPI, governing law and venue, and waiver of jury trial contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Amendments. This Agreement may be modified or amended only with the prior written consent of each of the parties hereto.

(c) Entire Agreement. This Agreement (i) contains the complete and entire understanding and agreement of the parties hereto with respect to the subject matter hereof and (ii) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of TCG in connection with the subject matter hereof.

(d) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

(e) Governing Law and Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF TEXAS. ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF FORT WORTH AND COUNTY OF TARRANT, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE, OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(f) Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(f).

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(i) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:

SANARA MEDTECH INC.

By:	/s/ Michael McNeil
Name:	Michael D. McNeil
Title:	Chief Financial Officer

TCG:

THE CATALYST GROUP, INC.

By:	/s/ Brad Gurasich
Name:	Brad Gurasich
Title:	Vice President and Principal

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